Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Joseph Moscato, Chief Executive Officer and President of NuGenerex Immuno-Oncology, Inc.; (the "Company"), hereby certifies that, to the best of their knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended October 31, 2020 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: December 15, 2020	By:	/s/ Joseph Moscato
Joseph Moscato
President & Chief Executive Officer

	By:	/s/ Mark Corrao
Mark Corrao
Chief Financial Officer